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Exhibit 32

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Annual Report of Helmerich & Payne, Inc. (the "Company") on Form 10-K for the period ended September 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Hans Helmerich, as President and Chief Executive Officer of the Company, and Juan Pablo Tardio, as Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

        (1)   The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

        (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ HANS HELMERICH Hans Helmerich President and Chief Executive Officer Date: November 24, 2010	/s/ JUAN PABLO TARDIO Juan Pablo Tardio Vice President and Chief Financial Officer Date: November 24, 2010

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  Exhibit 32
Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002